Exhibit 99.1

FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS 42 PERCENT EPS GROWTH AND
15 PERCENT REVENUE GROWTH IN THE SECOND QUARTER

PROVO, Utah — Aug. 4, 2021 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced second-quarter 2021 revenue of $704.1 million and earnings per share (EPS) of $1.15 driven by an increase in operating margin of 260 basis points.

Executive Summary
Q2 2021 vs. Prior-year Quarter
Revenue:	$704.1 million; +15% • +6% fx impact or $36.9 million
Earnings Per Share (EPS):	$1.15; +42%
Sales Leaders:	64,228; +15%
Customers:	1,467,617; (2%)

“Our growth and success this quarter and over the past year reflect our strategy of delivering world-class beauty and wellness products, being customer obsessed, and digitally enabling our business,” said Ritch Wood, chief executive officer. “Our performance was led by continued growth in our beauty device systems and further adoption of social commerce. In addition, we significantly improved profitability during the quarter, which led to strong earnings per share growth. We have a solid foundation in place, and I am fully confident in Ryan and our leadership team to build on the momentum and take Nu Skin to the next level.”

Ryan Napierski, president and CEO-elect, added, “We continue to advance our vision of becoming the world’s leading beauty and wellness company, powered by our dynamic affiliate opportunity platform. During the quarter, we strengthened our position as the market leader in beauty device systems as our latest device system, ageLOC Boost, generated momentum with a strong launch in EMEA. Additionally, we are pleased with the rollout of Nutricentials Bioadaptives, which is targeted at a millennial/Gen Z consumer. In the back half of the year, we will be begin rolling out Beauty Focus Collagen+, which leverages our unique strength in both beauty and wellness, and ageLOC Meta, our next significant Pharmanex product introduction.

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Nu Skin Enterprises Reports Second-quarter 2021 Results	Page 2
“We are pleased with 15 percent growth in sales leaders, while customers declined slightly due to a significant surge in the prior year. To better support our affiliates with customer acquisition, we will be rolling out additional digital tools over the next several quarters such as personalized social commerce shops in Mainland China. This represents a significant step forward in deploying our digital tools in the world’s largest social commerce market.”

Q2 2021 Year-over-year Operating Results
Revenue:	$704.1 million compared to $612.4 million • +6% fx impact
Gross Margin:	75.6% compared to 74.8% • Nu Skin business was 78.3% compared to 77.6%
Selling Expenses:	39.5% compared to 40.6% • Nu Skin business was 42.4% compared to 43.3%
G&A Expenses:	24.0% compared to 24.7%
Operating Margin:	12.1% compared to 9.5%
Other Income / (Expense):	($4.0) million compared to $1.6 million
Income Tax Rate:	27.1% compared to 29.8% • Benefited by geographic mix
EPS:	$1.15 compared to $0.81

Stockholder Value
Dividend Payments:	$19.0 million
Stock Repurchases:	$10.0 million • $265.4 million remaining in authorization

Q3 and Full-year 2021 Outlook
Q3 2021 Revenue:	$700 to $730 million; 0 to 4% • Approximately +2 to 3% fx impact
Q3 2021 EPS:	$1.10 to $1.20; +2 to 11%
2021 Revenue:	$2.81 to $2.87 billion; +9 to 11% • Approximately +3 to 4% fx impact
2021 EPS:	$4.30 to $4.50; +18 to 24%

Mark Lawrence, chief financial officer, added, “We reported 42 percent EPS growth driven by strong improvements in both gross margin and operating margin as a result of continued expense control and supply chain efficiency. We are raising our EPS guidance for the year as we continue to focus on generating enhanced value for our shareholders.”

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Nu Skin Enterprises Reports Second-quarter 2021 Results	Page 3
About Nu Skin Enterprises, Inc.
Founded more than 35 years ago, Nu Skin Enterprises, Inc. (NSE) empowers innovative companies with sustainable solutions, opportunities, technologies and life-improving values. The company currently focuses its efforts around innovative consumer products, product manufacturing and controlled environment agriculture technology. The NSE family of companies includes Nu Skin, which develops and distributes a comprehensive line of premium-quality beauty and wellness solutions through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific; and Rhyz, our strategic investment arm that includes a collection of sustainable manufacturing and technology innovation companies. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskinenterprises.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, shareholder value, vision, product pipeline and product introductions, digital tools, customers and sales leaders, affiliates, strategies and initiatives; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “outlook,” “guidance,” “plan,” “forecast,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;

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•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

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Nu Skin Enterprises Reports Second-quarter 2021 Results	Page 5
The following table sets forth revenue for the three-month periods ended June 30, 2021 and 2020 for each of our reportable segments (U.S. dollars in thousands):
	Three Months Ended June 30,			Constant- Currency
	2021	2020	Change	Change
Nu Skin
Mainland China	$154,182	$146,332	5%	(4)%
Americas/Pacific	151,730	127,919	19%	14%
South Korea	88,604	76,915	15%	6%
EMEA	83,115	50,776	64%	49%
Southeast Asia	70,751	66,829	6%	2%
Japan	68,020	68,291	—	1%
Hong Kong/Taiwan	38,529	37,161	4%	—
Nu Skin other	755	(85)	988%	988%
Total Nu Skin	655,686	574,138	14%	8%
Rhyz Investments
Manufacturing	48,140	37,918	27%	27%
Grow Tech	191	310	(38)%	(38)%
Rhyz other	38	—
Total Rhyz Investments	48,369	38,228	27%	27%
Total	$704,055	$612,366	15%	9%

The following table sets forth revenue for the six-month periods ended June 30, 2021 and 2020 for each of our reportable segments (U.S. dollars in thousands):

	Six Months Ended June 30,			Constant- Currency
	2021	2020	Change	Change
Nu Skin
Mainland China	$303,775	$284,028	7%	(2)%
Americas/Pacific	301,195	202,492	49%	45%
South Korea	169,735	152,634	11%	3%
EMEA	159,295	86,179	85%	69%
Southeast Asia	138,336	136,415	1%	(2)%
Japan	137,884	129,591	6%	6%
Hong Kong/Taiwan	74,874	72,988	3%	(1)%
Nu Skin other	1,460	688	112%	112%
Total Nu Skin	1,286,554	1,065,015	21%	15%
Rhyz Investments
Manufacturing	94,125	65,065	45%	45%
Grow Tech	364	314	16%	16%
Rhyz other	38	—
Total Rhyz Investments	94,527	65,379	45%	45%
Total	$1,381,081	$1,130,394	22%	16%

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The company's Customers and Sales Leaders statistics by segment as of June 30, 2021 and 2020 are presented in the following table:

	As of June 30, 2021		As of June 30, 2020		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders
Mainland China	328,526	18,647	321,946	17,104	2%	9%
Americas/Pacific	397,685	13,078	424,236	10,787	(6)%	21%
South Korea	153,287	7,935	159,926	6,881	(4)%	15%
EMEA	261,857	7,900	247,057	5,120	6%	54%
Southeast Asia	135,610	7,141	155,822	6,790	(13)%	5%
Japan	125,791	6,053	125,332	6,011	—	1%
Hong Kong/Taiwan	64,861	3,474	65,581	3,343	(1)%	4%
Total	1,467,617	64,228	1,499,900	56,036	(2)%	15%

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enterprises Reports Second-quarter 2021 Results	Page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$704,055	$612,366	$1,381,081	$1,130,394
Cost of sales	171,975	154,110	342,541	279,903
Gross profit	532,080	458,256	1,038,540	850,491

Operating expenses:
Selling expenses	277,893	248,628	551,639	454,670
General and administrative expenses	168,811	151,554	338,612	301,182
Total operating expenses	446,704	400,182	890,251	755,852

Operating income	85,376	58,074	148,289	94,639
Other income (expense), net	(4,012)	1,581	(2,430)	(4,593)

Income before provision for income taxes	81,364	59,655	145,859	90,046
Provision for income taxes	22,026	17,804	39,091	28,465

Net income	$59,338	$41,851	$106,768	$61,581

Net income per share:
Basic	$1.18	$0.81	$2.12	$1.15
Diluted	$1.15	$0.81	$2.06	$1.15

Weighted-average common shares outstanding (000s):
Basic	50,115	51,872	50,409	53,466
Diluted	51,557	51,925	51,850	53,502

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Nu Skin Enterprises Reports Second-quarter 2021 Results	Page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$354,759	$402,683
Current investments	24,499	21,216
Accounts receivable, net	64,701	63,370
Inventories, net	390,977	314,366
Prepaid expenses and other	126,586	101,563
Total current assets	961,522	903,198

Property and equipment, net	474,167	468,181
Operating lease right-of-use assets	136,738	155,104
Goodwill	215,582	202,979
Other intangible assets, net	98,955	89,532
Other assets	163,016	138,082
Total assets	$2,049,980	$1,957,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,632	$66,174
Accrued expenses	403,165	446,682
Current portion of long-term debt	152,500	30,000
Total current liabilities	616,297	542,856

Operating lease liabilities	100,826	112,275
Long-term debt	288,343	305,393
Other liabilities	126,688	102,281
Total liabilities	1,132,154	1,062,805

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	586,976	579,801
Treasury stock, at cost – 40.4 million and 39.7 million shares	(1,509,867)	(1,461,593)
Accumulated other comprehensive loss	(68,553)	(64,768)
Retained earnings	1,909,179	1,840,740
Total stockholders' equity	917,826	894,271
Total liabilities and stockholders’ equity	$2,049,980	$1,957,076

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577